SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 12, 2004

Date of Report (Date of earliest event reported)

Tripos, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Exhibit Index on Page 3

Item 9. Information Provided Under Item 9 Regulation FD Disclosure

The following information is furnished pursuant to Item 9, Regulation FD Disclosure.

On February 12, 2004, Tripos, Inc. issued a press release announcing its that its financial results for the fiscal year ended December 31, 2003 would be delayed and that the Company was going to restate its financial results from 1998 through 2003. A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report. In addition, the Company held a conference call for investors on February 12, 2004 to further discuss the press release. The script used in the conference call is furnished as Exhibit 99.2 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: February 12, 2004

INDEX TO EXHIBITS

Exhibit No. Description

99.1 Press release, dated February 12, 2004, issued by Tripos, Inc.

99.2 Conference call manuscript of February 12, 2004, issued by Tripos, Inc.

Exhibit 99.1

Contacts:

Tripos, Inc.

Jim Rubin, Chief Financial Officer

(314) 647-8837

Waggener Edstrom Bioscience

Lisa Osborne

Account Manager

(425) 638-7134

lisao@wagged.com

For Release 7 a.m. EDT

Feb. 12, 2004

Tripos Postpones Release of 2003 Fourth-Quarter
And Year-End Financial Results

Company Will Revise Policy on Timing of Revenue Recognition for Software Licenses

ST. LOUIS -- Feb. 12, 2004 -- Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery chemistry and informatics products, today announced the postponement of the release of its 2003 fourth-quarter and year-end financial results. Tripos also announced that it plans to revise its revenue recognition practice with respect to certain software licenses and will restate its financial results for prior fiscal years.

Since its adoption of AICPA (American Institute of Certified Public Accountants) SOP 97-2 in 1998, Tripos has recognized revenue from time-based software license sales upon delivery of the software and recognized the revenue attributed to post-contract customer support ratably over the term of the contract. Tripos now has determined that certain revenue from license fees under these agreements should be recognized ratably over the contractual term, and will restate its historical financial statements accordingly.

These accounting changes do not affect Tripos' liquidity or cash flow, and do not reflect any change in the company's future business prospects. Tripos estimates that previously reported discovery software sales for fiscal years 1998 through 2002 will decrease, having a greater impact in the earlier periods. Tripos anticipates that the effect on 2003 revenues will be neutral or positive. Cumulative revenue over past and future periods will not change, with the exception of certain effects resulting from currency exchange rates.

Until its recent review of this matter, the company believed its revenue-recognition accounting complied with applicable requirements. Ernst & Young has issued unqualified opinions for all years since the company adopted SOP 97-2.

The company expects to file its Annual Report on Form 10-K by March 15, 2004. In addition, the company will hold another webcast and conference call to discuss its 2003 fourth-quarter and year-end financial results and its restatement of prior financial statements when available.

Webcast Information

Tripos will host a conference call and webcast today at 10 a.m. EDT to discuss this announcement in detail. Those who want to participate in the webcast should visit the Tripos Web site at http://www.tripos.com/. The Tripos webcast archive will be available beginning at 1 a.m. EDT today, and will remain on the Tripos Web site through May 12, 2004.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Tripos partners with clients to accelerate and improve the creation of life-enhancing products. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at http://www.tripos.com/.

# # #

This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. In addition, our financial results for the fourth quarter and year ended Dec. 31, 2003, and the restatement described in this press release are not complete and are subject to further review by the Company and its independent certified public accountants. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise

Exhibit 99.2

Q4 2003 Pre-Release

Conference Call

John P. McAlister

B. James Rubin

12 February 2004

Thank you and welcome to Tripos' Webcast and conference call. I am joined by Tripos' Chief Financial Officer, Jim Rubin and Chief Accounting Officer, John Yingling.

First let me say that this is not the call that we anticipated when we announced the conference call schedule approximately three weeks ago. Nevertheless, we do appreciate this opportunity to provide you some insight into the situation that led to our press release this morning.

Before beginning this report, I remind you that Tripos operates in a very volatile, highly competitive market that is very dependent on scientific innovation. There are many risks and challenges in our business and although we expect to continue to be successful in bringing our technologies, products and services to market, there can be no guarantee that we will reach these goals. Comments made by the Company in this conference call may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. In addition, our financial results for the fourth quarter and year ended December 31, 2003 and the restatement described in this conference call are not complete and are subject to further review by the company and its independent certified public accountants. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

To begin, we thought it would be helpful to give you the history behind our revenue model and how it has changed over time. Tripos began offering software to customers in 1979 under a perpetual license model. This provided growth and expansion for the company for a number of years. Because the market for our software products is limited to a highly specialized group of scientists in a small number of companies in the pharmaceutical and life science industries, eventually it became apparent that this model for licensing our products was limiting our ability to grow and continue to add new science for our customers. To counter this trend, in 1997, Tripos changed its license model to a term and token model - providing our products for a fixed period of time for a price that included both the license fee and support fees together in one package. This enabled us to match the life of the software to the technology innovation cycle and to be better rewarded for our research and development efforts in the process - reaping license renewal fees when customers renewed their contracts and possibly adding new modules with additional functionality as our innovations become available.

At about the time that we made this change, a new revenue recognition policy, SOP 97-2 was promulgated by the American Institute of Certified Public Accountants (AICPA) and we adopted this policy beginning with our 1998 fiscal year. This pronouncement set the rules for revenue recognition for software products in situations such as ours. We have consistently applied SOP 97-2 from our adoption in 1998 until today. Also during this time, our independent auditors, Ernst & Young, have in each and every year issued unqualified opinions on our financials to verify our accounting practices without exception.

Recently, it has come to our attention that there were a number of Technical Practice Aids (TPA's) published by the AICPA that provided clarifying guidance regarding SOP 97-2. As we studied and researched these TPA's, we have concluded that we should adopt modified practices in our revenue recognition policy to fully conform to SOP 97-2. Because we have been recognizing revenue since 1998 under this policy, we believe we must restate our revenues for all periods from 1998 to the present. We are currently finalizing the restatements and completing our 2003 audit, and we expect to complete this process and file our Form 10-K by March 15th. We will release our final 2003 results as soon as possible. .

What is involved in this activity? First the principle: Under the original interpretation of SOP 97-2, Tripos had generally separated revenue attributed to license fees from that attributed to post-sales product support. Tripos would typically recognize license revenue at the time of sale. Tripos would then recognize the remaining revenue as post-sales product support ratably over the life of the license term, which averaged 3-years in length. Based on our current interpretation of SOP 97-2, Tripos will recognize the entire amount of the license and post-sales product support revenue ratably over the life of the contract term on a monthly basis. Perpetual licenses sold during this period do not change in their revenue recognition policy. For these licenses, revenue for the license component of the contract is recognized in the financial period in which the license transaction occurs and the optional separate fee for the post-sales product support is recognized ratably over the year of the license after any warranty period is expired, as we have reported them in the past.

What can you expect from this activity? There will be no net change to our total reported revenues over time - only a timing difference in the recognition of the revenue. In prior periods, there will be a revenue decrease that will be made up in revenue that will be recognized prospectively. Further, there will be no change to our liquidity or cash flows. This change is purely a function of the application of the new accounting principles applied retrospectively and through the current period and does not indicate a change in the company's future business prospects. The company will, of course, apply these revenue recognition rules prospectively as well.

As we are still finalizing the impact of this new revenue recognition policy, we cannot give you the specific impact that will result from the restatement. We instead, wanted to get this information out to you as quickly as practicable. At this time, we anticipate the restatement will apply from 1998 to present, with most of the decline in revenues experienced in the early years of this adoption and less in the more recent years. Further, we anticipate that this will have a neutral or positive effect on our 2003 revenues. Reiterating, there will be no net change to our total reported revenues over time. Any revenue deferred from a prior period has been or will be recognized in subsequent periods.

What impact can we expect going forward? We believe that this change will bring more predictability to our revenue flow from software license products. Because the revenue will be recognized ratably, there will be fewer periodic fluctuations caused by signing a large software license contract in any given period.

Finally, let me emphasize again that finalizing this restatement is a substantial undertaking. We are performing this work as quickly as possible and look forward to providing you complete details as soon as possible. Meanwhile, we appreciate your patience and continued support.

Although we are not at liberty to provide any detailed financial feedback until we have completed the restatement and audit, we will now take questions. Further, we are not providing any guidance for 2004.